Exhibit 3.1


                        AMENDED AND RESTATED BYLAWS OF

                    MID-WISCONSIN FINANCIAL SERVICES, INC.



                         As last amended May 24, 2006






                        AMENDED AND RESTATED BYLAWS OF
                    MID-WISCONSIN FINANCIAL SERVICES, INC.

                           (A Wisconsin Corporation)


                                  ARTICLE I.

                                    OFFICES

      SECTION 1. Registered Office. The registered office of the corporation in Wisconsin shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement executed by a principal officer of the corporation and filed with the Secretary of State of Wisconsin in accordance with Wisconsin law, changing the registered office.

      SECTION 2. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the State of Wisconsin, as the Board of Directors may from time to time designate or the business of the corporation require.

      SECTION 3. Corporate Seal. The corporate seal of the corporation shall consist of the name of the corporation and the name of the state of incorporation and shall be in such form and bear such other inscription as the Board of Directors may determine. Failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation.


                                  ARTICLE II.

                            SHAREHOLDERS' MEETINGS

      SECTION 1. Place and Time of Meetings. Meetings of the shareholders of the corporation may be held at any place, within or without the State of Wisconsin, designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Wisconsin. The directors shall designate the time of day for each meeting, which shall be between the hours of 10:00 a.m. and 10:00 p.m., local time.

      SECTION 2. Annual Meetings. The annual meeting of the shareholders shall be held on the fourth Tuesday in April in each year, or on such other date as the Board of Directors shall by resolution designate.

      At the annual meeting, the shareholders, voting as provided in the Articles
                                       -1-
of Incorporation, shall elect directors, and shall transact such other business as may properly come before them.

      SECTION 3. Special Meetings. Special meetings of the shareholders may be held upon call of the Board of Directors or the President, and shall be called by the Secretary at the written request of the holders of not less than one-tenth of all the shares entitled to vote at any such meeting.

      SECTION 4. Notice of Meeting. Each shareholder of record shall be entitled to receive, either personally or by mail, written notice of any meeting of shareholders, stating the place, day and hour of the meeting, by or at the direction of the person calling the meeting.

      Notice shall be delivered not less than ten (10) days nor more than fifty
(50) days prior to the meeting; provided that notice of a meeting in which there is to be considered either (i) an agreement of merger or consolidation, or (ii) a proposal to dispose of all or substantially all of the property and assets of the corporation, shall be delivered to all shareholders at least twenty (20) days prior to the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears in the stock record books or similar records of the corporation, with postage thereon prepaid.

      Every notice of special meeting shall state the purpose or purposes for which the meeting has been called; every notice of meeting called to consider an amendment of the Articles of Incorporation shall include a statement of the nature of the proposed amendment; and every notice of meeting called to consider an agreement of merger, consolidation, or disposition of all or substantially all of the property and assets of the corporation shall include a statement of the rights of dissenting shareholders.

      A shareholder may waive notice of any shareholder meeting only by executing a written waiver of such notice either before, at or after such meeting.

      SECTION 5.  Quorum.

      (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided by the articles of incorporation, these bylaws, or any provision of the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. At the adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      (b) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the articles of incorporation, these bylaws, or any provision of the Wisconsin Business Corporation Law requires a greater number of affirmative votes. With respect to the election of directors, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

      SECTION 6. Organization. Meetings of the shareholders shall be presided over by the Chairman of the Board, or by the Vice Chairman of the Board if the Chairman is not present, or if neither the Chairman or the Vice Chairman is present, by the President, or, if none of such officers is present, by a meeting chairman to be chosen by the holders, present in person or by proxy, entitled to cast a majority of the votes. The Secretary of the corporation, or in his or her absence, an Assistant Secretary shall act as Secretary of all shareholder meetings, and if neither the Secretary or Assistant Secretary of the corporation is present, the meeting shall choose any person present to act as Secretary of the meeting.

      SECTION 7. Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

      A shareholder may vote either in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after one (1) month from the date of its execution, unless otherwise provided in the proxy.

      Before each meeting of shareholders, the Secretary of the corporation shall make a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

      SECTION 8. Closing of Books. The Board of Directors may fix a time, not less than ten (10) days nor more than fifty (50) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled notice of, and to vote at such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. In the absence of action by the Board of Directors to fix a record date, the record date for such determination of shareholders shall be the close of business on the date on which notice of the meeting is mailed.
                                       -3-
      SECTION 9. Informal Action by Shareholders. Any action which may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

      Section 10.  Notice of Shareholder Business and Nominations.

      (a)   Annual Meetings of Shareholders.

            (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the corporation's notice of meeting delivered pursuant to
      Section 4 this Article II; (B) by or at the direction of the Board of Directors; or (C) by any shareholder of the corporation who is entitled to vote at the meeting who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) of this Bylaw and who was a shareholder of record at the time such notice is delivered to the secretary of the corporation.

            (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of subparagraph (a)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the secretary at the principal offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
      Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving
                                       -4-
      the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

            (3) Notwithstanding anything in the second sentence of subparagraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

            (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to Section 4 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw, and who is a shareholder of record at the time such notice is delivered to the secretary of the corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by subparagraph (a)(2) of this Bylaw shall be delivered to the secretary at the principal executive offices of the corporation
      (A) not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or (B) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

            (c)   General.

            (1) In addition to any other qualifications for directors that may, from time to time and at any time, be adopted by the Board of Directors, only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders
                                       -5-
      as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the articles of incorporation or these Bylaws, the chairman of the board, if any, or the president of the corporation in that order shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

            (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                 ARTICLE III.

                                   DIRECTORS


      SECTION 1. General. The property, business and affairs of the corporation shall be managed by its Board of Directors.

      SECTION 2.  Number and Qualifications.

      (a) The Board of Directors of the corporation shall consist of not less than nine (9) nor more than eleven (11) directors, the number to be set by resolution of the Board of Directors. The Board of Directors shall not have authority to decrease the number of directors if such decrease shall have the effect of shortening the term of any incumbent director.

      (b) Supplemental to the provisions of Article VII of the Articles of Incorporation and pursuant to Section 180.0802, the following additional qualifications are hereby prescribed for directors of the corporation: Each director, regardless of class, shall hold office until the first to
                                       -6-
occur of: (1) The date on which the regular three-year term for which such director was elected (and is serving on the date on which these Amended and Restated Bylaws are adopted) expires and the date on which the director's successor has been elected and qualified, or (2) On or before March 31, 1996, the last day of the calendar quarter in which the director reaches age 70 and, from and after April 1, 1996, the last day of the calendar quarter in which the director reaches age 65, or (3) The director's death, or (4) The director's resignation, or (5) The date on which such director is removed by the Commissioner of Banking from a directorship of a subsidiary bank owned by the corporation, as provided in Section 221.08(9), Wisconsin Statutes; provided, however that a director who has already attained the mandatory retirement age first established during his term shall hold office until the first to occur of the date specified in clauses (1), (3), (4) or (5).

      (c) Any director or the entire Board of Directors may be removed from office with or without cause by the affirmative vote of a majority of the outstanding shares entitled to vote at a special meeting called for that purpose, and any vacancy so created may be filled by the shareholders at such meeting. A director may resign at any time by filing his or her written resignation with the chief executive officer of the Corporation.

      Directors need not be shareholders of the corporation.

      SECTION 3. Annual Meeting. As soon as practicable after each annual meeting of shareholders, the Board of Directors shall meet at the registered office of the corporation, or at such other place within or without the State of Wisconsin as may be designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as shall come before the meeting.

      SECTION 4. Regular Meeting. Regular meetings of the Board of Directors shall be held from time to time at such time and place within or without the State of Wisconsin as may be fixed by resolution adopted by a majority of the whole Board of Directors.

      SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President or by and of the directors and shall be held at such time and place as may be designated in the notice of such meeting.

      SECTION 6. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

      Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four (24) hours' notice thereof to each director by mail, telephone, telegram or in person. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice.
                                       -7-
      SECTION 7. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by a director either before, at, or after such meeting in a writing signed by such director. A director shall be deemed to have waived notice of any meeting by his or her attendance, in the absence of his or her objection to the transaction of any business because the meeting was not lawfully called or convened.

      SECTION 8. Quorum. A majority of the number of directors fixed in the manner provided in Section 2 of this Article, above, shall constitute a quorum for the transaction of business. The action of the majority of the directors present at a meeting in which a quorum is present shall be the action of the Board of Directors.

      SECTION 9. Vacancies. A vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual meeting of shareholders by the affirmative vote of a majority of the directors then in office, although less than a quorum; provided, however, that a vacancy created by a removal of a director by the shareholders may be filled by the shareholders.

      SECTION 10. Executive Committee. The Board of Directors, by resolution adopted by a majority of the directors, may designate an Executive Committee, consisting of three or more directors elected by the Board of Directors, which to the extent provided in said resolution shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation; provided, however, such Executive Committee shall not have the power to take action with respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees.

      SECTION 11. Informal Action by Directors or Committee. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of committee thereof entitled to vote with respect to the subject matter thereof.


                                  ARTICLE IV.

                                   OFFICERS

      SECTION 1. Number. The Board of Directors, initially and as soon as may be after the election thereof held in each year, shall elect a Chairman of the Board, a President, one or more Vice Presidents as may be prescribed by resolution of the Board of Directors, a Secretary and a Treasurer, and from time to time may elect a Vice Chairman and may elect or appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers, agents, and employees
                                       -8-
as it may deem proper. Any two or more offices may be held by the same person, except the offices of Chairman and Vice Chairman, Chairman and Secretary, and President and Vice President.

      SECTION 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed by a majority of the whole Board of Directors with or without cause. Such removal, however, shall be without prejudice in the contract rights of the person so removed. Any vacancy among the officers of the corporation by reason of death, resignation or otherwise, may be filled for the unexpired term by the Board of Directors.

      SECTION 3. Chairman of the Board. The Chairman of the Board of Directors shall preside at all regular and special meetings of the shareholders and at all meetings of the Board of Directors. In the event of his or her absence, the Vice Chairman shall preside. In the event of the absence of both the Chairman and the Vice Chairman, the President shall preside. In the absence of each of such officers, the meeting shall elect a chairman who shall preside.

      SECTION 4. Vice Chairman of the Board. The Vice Chairman of the Board of Directors shall, in the absence of the Chairman of the Board, preside at all regular and special meetings of the shareholders and at all meetings of the Board of Directors. The Vice Chairman shall have such authority and duties as the Board of Directors or the Chairman of the Board shall from time to time determine.

      SECTION 5. President. The President shall be the chief executive officer and shall have responsibility for the general active management of the corporation. The President or a Vice President, and the Secretary, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, agreements, modification or mortgage agreements, leases and contracts of the corporation. He shall perform such other duties as the Board of Directors shall designate.

      SECTION 6. Vice President. Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his or her power and duties in the order designated by the Board of Directors.

      SECTION 7. Secretary. The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe. In his or her absence at any meeting an Assistant Secretary or a Secretary Pro Tempore shall perform his or her duties.
                                       -9-
      SECTION 8. Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his or her own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed. He shall deposit all monies, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as a majority of the whole Board of Directors from time to time designates. He shall have power to endorse for deposit all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation in the manner prescribed by the Board of Directors, making proper vouchers therefor. He shall render to the President and the Directors, whenever required an account of all his or her transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.


                                  ARTICLE V.

                       CERTIFICATES REPRESENTING SHARES

      SECTION 1. Form and Transfers. The shares of the corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation.

      SECTION 2. Transfer of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his or her attorney authorized by power of attorney duly executed and filed with the Secretary or other designated officer of the corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

      SECTION 3. Loss of Certificates. Any shareholder claiming loss or destruction of a share certificate shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount satisfactory to the Board of Directors to indemnify the corporation against any claim which may be made against it on the account of the reissue of such certificate.

                                  ARTICLE VI.

                                   DIVIDENDS

      SECTION 1. Dividends. Subject to the provisions of applicable law, the Board of Directors may declare dividends from unreserved and unrestricted earned surplus, at such times and in such amounts as the Board shall deem advisable.

      SECTION 2. Record Date. The Board of Directors may fix a date, not to exceed fifty (50) days preceding the date fixed for the payment of any dividend or allotment or other rights as the record date for the determination of the shareholders entitled to receive such payment or allotment. In the absence of the fixing of such a record date by the Board of Directors, the record date shall be the date on which the resolution of the Board of Directors declaring such dividend or allotment is adopted.


                                 ARTICLE VII.

                        BOOKS AND RECORDS; FISCAL YEAR

      SECTION 1. Books and Records. The Board of Directors of the corporation shall cause to be kept at its registered office:

      (a) A share register, giving the names and addresses of the shareholders, the number and classes of shares held by each, and the dates on which the certificates therefor were issued;

      (b)   Minutes of all proceedings of shareholders and directors;

      (c) A true statement of assets and liabilities at the close of each fiscal year, in reasonable detail, prepared within 4 months of the end of each fiscal year;

      (d) Such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business; and

      (e)   Bylaws of the corporation and all amendments thereto.

      SECTION 2. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
                                       -11-

                                 ARTICLE VIII.

                              INSPECTION OF BOOKS

      Every person who has been a shareholder of the corporation for at least six months or who is the holder of record of at least 5% of the outstanding shares of corporation stock shall, upon written demand stating the purpose thereof, have the right to examine, in person or by agent or attorney authorized in writing to represent the shareholder, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, relevant books and records of account, and minutes and record of shareholders and to make extracts therefrom.

                                  ARTICLE IX.

                                INDEMNIFICATION

      Any person who at any time shall serve or shall have served as a director, officer, employee or agent of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of Wisconsin law, as it may be amended from time to time.


                                  ARTICLE X.

                                  AMENDMENTS

      SECTION 1. Subject to Section 2 of this Article, these Bylaws may be amended by a vote of the majority of the whole Board of Directors at any meeting. The Board of Directors shall not amend or repeal any Bylaw adopted by the shareholders unless such authority has been conferred upon the directors by the Bylaw.

      SECTION 2. Notwithstanding the provisions of Section 1 of this Article, the shareholders may amend or repeal any Bylaw by a majority vote of the shareholders present or represented at any annual meeting or at any special meeting of shareholders called for such purpose.
                                       -12-